                                    FORM OF

                               SELLING AGREEMENT
                            FOR VARIABLE CONTRACTS

                                   ISSUED BY

                   TRAVELERS AFFILIATED INSURANCE COMPANIES

                               One Tower Square

                          Hartford, Connecticut 06183



     Tower Square Securities, Inc. (hereafter referred to as TSSI) as the Principal Underwriter, SMITH BARNEY INC. (hereafter referred to as the Broker/Dealer), and SBHU LIFE AGENCY, INC. and each company identified on Exhibit A to this Agreement (hereafter collectively referred to as SBHU), enter into this agreement effective on __________, 1995 for the purpose of authorizing the Broker/Dealer and SBHU, through its licensed individual agents described in paragraph 4, to solicit applications for such variable life insurance, variable annuity, and modified guaranteed annuity contracts (the "Contract(s)") as may be issued by The Travelers Insurance Company, The Travelers Life and Annuity Company, and any affiliated insurance companies (hereafter referred to as "Insurance Companies" or in their individual capacity, "Insurance Company") and identified by policy forms in the Compensation Schedules attached to this agreement as they may be amended by the Insurance Companies from time to time. The parties represent and agree as follows:

     1. The Insurance Companies are engaged in the issuance of the Contracts in accordance with federal securities laws and the applicable insurance laws of those states in which the Contracts have been qualified for sale. The Contracts may be considered securities under the Securities Act of 1933; therefore, the offering and distribution of the Contracts is made through TSSI as a registered Broker/Dealer under the Securities Exchange Act of 1934 and as a member of the National Association of Securities Dealers, Inc. ("NASD"). The terms of the offering of the Contracts are more particularly described in the prospectus(es) for the Contracts.

     2. The Broker/Dealer certifies that it is a registered Broker/Dealer under the Securities Exchange Act of 1934 and a member of NASD. The Broker/Dealer agrees to abide by all rules and regulations of the NASD, and to comply with all applicable state and Federal laws and the rules and regulations of authorized regulatory agencies affecting the sale of the Contracts.
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     3.   SBHU certifies that it is licensed as an insurance agency in accordance with the applicable insurance laws of those states in which the Contracts have been qualified for sale. Any provisions of this Agreement that must be performed by an entity that is licensed as an insurance agency will be carried out by SBHU. Broker/Dealer will carry out such functions that must be performed by a registered Broker/Dealer.

     4. The Broker/Dealer will select persons to be employed and supervised by it who will be trained and qualified to solicit applications for the Contracts in conformance with applicable state and Federal laws and regulations. Persons so trained and qualified will be registered representatives of the Broker/Dealer in accordance with the rules of NASD and they will be properly licensed in accordance with the insurance laws of those jurisdictions in which the Contracts may be lawfully distributed and in which they solicit applications for such Contracts. The Insurance Company shall have ultimate authority to determine whether it shall appoint or terminate a particular registered representative as an agent of the Insurance Company with the various state insurance departments.

     5. The Broker/Dealer will review all Contract proposals and applications for suitability and for completeness and correctness as to form. The Broker/Dealer will promptly return to the applicant all applications, together with any payments received therewith, deemed by the Broker/Dealer to be unsuitable or not complete and correct as to form. The Insurance Companies reserve the right to reject any Contract application and return any payment made in connection with an application which is rejected. The Insurance Companies agree to promptly notify the Broker/Dealer of any such rejection.

          a. If the Broker/Dealer is soliciting the sale of variable annuities or modified guaranteed annuities, the Broker/Dealer will promptly forward to the Insurance Companies, at addresses provided by the Insurance Companies from time to time, all of the necessary information from applications taken by Broker/Dealer and found suitable and in good form, together with all payments received from such applications. Broker/Dealer is responsible for accurately communicating to the Insurance Companies investment instructions for all business submitted by Broker/Dealer to the Insurance Companies. Contracts issued by the Insurance Companies will be forwarded to the Broker/Dealer for prompt delivery to the Contract owner. The Broker/Dealer shall obtain and retain a receipt for each Contract which Broker/Dealer delivers.

          b. If the Broker/Dealer is soliciting the sale of variable life insurance, the Broker/Dealer will promptly forward to one of the general

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               agents appearing on the Insurance Companies' most current
               list of approved general agents for variable life insurance (the "Approved General Agent") all of the necessary information from applications taken by Broker/Dealer and found suitable and in good form, including accurate investment instructions, together with all payments received with such applications.

               Contracts issued by the Insurance Companies will be forwarded to the Approved General Agent, who will forward them to the Broker/Dealer. The Broker/Dealer shall obtain and retain a receipt for each Contract which Broker/Dealer delivers.

          The Broker/Dealer shall promptly return to the Insurance Companies, or as reasonably directed by the Insurance Companies, all undelivered Contracts and all receipts for cancellation of Contracts that Broker/Dealer receives.

     6. The Broker/Dealer will perform the selling functions required by this agreement in accordance with the terms and conditions of the then current prospectus(es) applicable to the Contract and will make no representations not included in the prospectus or in any authorized supplemental material. No sales solicitation, including the delivery of supplemental sales literature or other such materials, shall occur, be delivered to, or used with a prospective purchaser unless accompanied or preceded by appropriate then current prospectus(es). Any material prepared or used by the Broker/Dealer or its registered representatives, which describes in whole or in part or refers by name or form number to the Insurance Companies' Contracts (including underlying investment funds available under the Contracts), or uses the name of the Insurance Companies or the logos or Service Marks of the Insurance Companies, must be approved by the Insurance Companies in writing prior to any such use.

     7. The Insurance Companies represent and warrant that all advertising, brochures and other materials developed by them and delivered to Broker/Dealer a) have been read and approved by the Insurance Companies; b) are in conformity with the terms and conditions of the applicable Contracts; c) meet the requirements of all federal, state and local statutes and regulations applicable to the Insurance Companies; and d) have been approved by any regulatory authority whose approval of such material is required, whether such approval is required before or after such material is used.

     8. The Insurance Companies will not identify Broker/Dealer in any advertising, publicity release or other material intended for distribution to the public without securing the prior written approval of Broker/Dealer.

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      9.  The Insurance Companies shall give the Broker/Dealer prior written notice of any change to the list of states where the Insurance Companies' products are approved for sale or to the regulatory status of the Insurance Companies' products, within a reasonable amount of time to permit the Broker/Dealer to act on such information.

     10. The Insurance Companies shall not suspend sales of any Contracts or amend any Contracts without giving prior written notice to the Broker/Dealer. The Insurance Companies shall provide such notice at least thirty days prior to suspending sales or amending Contracts, except where such suspension or amendment is:

          (a) necessary for compliance with federal, state, or local laws, regulations, or administrative orders; or

          (b) necessary to prevent administrative or financial hardship to the Insurance Companies.

     11. Commissions, allowances and any other fees payable to the Broker/Dealer on sales of the Contracts solicited by the Broker/Dealer will be paid to the Broker/Dealer, or as necessary to meet any state insurance law requirements, to SBHU, in accordance with the Compensation Schedule(s) attached to this agreement as they may be amended from time to time and in effect at the time the Contract payments are received by the Insurance Companies (in the case of annuities) or at the time applications are received by the Insurance Companies (in the case of life insurance), and in accordance with any administrative procedures agreed to by the Insurance Companies and the Broker/Dealer and in effect at the time such payments are received by the Insurance Companies. The Insurance Companies reserve the right to revise the Compensation Schedules at any time upon written notice to Broker/Dealer. Commission to the Broker/Dealer's registered representative for Contracts solicited by the registered representative and issued by the Insurance Companies will be governed by agreement between the Broker/Dealer and its registered representative and its payment will be the responsibility of the Broker/Dealer.

     12. If the Insurance Companies return all or a portion of a premium paid with respect to a Contract, Broker/Dealer shall be obligated to refund to the Insurance Companies applicable commissions on the amount of such premium only where:

          (a) the Contract solicited is returned not taken under the policy "free look" provisions;

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          (b)  premiums are refunded due to overpayments, errors in billing or in the timing of automatic premium collection deductions, or errors resulting in policy reissue;

          (c) the check delivered in payment of any Contract premium does not clear and the premium is not otherwise collected;

          (d) the Contract is terminated or there is a refund of premium and an act, error or omission of the Broker/Dealer or its registered representative materially contributed to the termination of the Contract or the need to return premium;

          (e)  the application is rejected by the Insurance Companies;

          (f) the Insurance Companies are directed by a judicial or regulatory authority to return premium without assessment of a surrender charge;

          (g) the applicant's initial premium on a 1035 exchange is returned because the expected rollover amount from another Contract is not transferred due to the exchange not meeting the legal requirements to qualify for a tax-free exchange;

          (h) the Insurance Companies return unearned premium on a life insurance Contract as required by the provisions of the Contract;

          (i) the Insurance Companies determine that it has a legal liability to return premiums on a life insurance Contract within the first year after the Contract is issued; or

          (j) the Insurance Companies and Broker/Dealer mutually agree to return all or a portion of a premium paid with respect to a Contract.

     13. This agreement will continue unless terminated by either party upon thirty days prior written notice, except that the Insurance Companies reserve the right to terminate this agreement immediately, without notice, in the event Broker/Dealer ceases to be a registered Broker/Dealer or a member of the NASD. Failure of any party to terminate this agreement for any of the causes set forth in this agreement will not constitute a waiver of the right to terminate this agreement at a later time for any of these causes. After any termination of the Agreement, both parties will continue to process any applications for Contracts submitted by Broker/Dealer to the Insurance Companies prior to such termination, and the Insurance Companies shall issue Contracts based on such applications in accordance with the provisions of the Agreement.

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     14.  For the purpose of compliance with any applicable federal or state securities laws or regulations promulgated under them, the Broker/Dealer acknowledges and agrees that in performing the Broker/Dealer services covered by this agreement, it is acting in the capacity of an independent broker and dealer as defined by the By-Laws of the NASD and not as an agent or employee of either the Insurance Companies or any registered investment company.

          In furtherance of its responsibilities as a Broker/Dealer, the Broker/Dealer warrants and represents that it has established a system to supervise the activities of its registered representatives and associated persons that is designed to achieve compliance with the applicable securities laws and regulations with the rules of NASD, and the Broker/Dealer acknowledges that it is responsible for such supervision and compliance in connection with its solicitation and sale of the Contracts.

          The Broker/Dealer shall be responsible for compliance with all state and federal laws and regulations applicable to the Broker/Dealer's activities with respect to the Contracts. The Broker/Dealer shall obtain proper customer authorization and shall accurately and in a timely fashion communicate to the Insurance Companies investment instructions relating to the Contracts. Each party to this agreement will hold harmless and indemnify the Registered Investment Companies which are used to fund the Contracts, the Insurance Companies or the Broker/Dealer, as appropriate, for any loss or expense suffered as a result of the violation or noncompliance by that party or the Associated Persons of that party of any applicable law or regulation or any provision of this agreement, including the Insurance Companies as a result of Broker/Dealer's inaccurate communication to the Insurance Companies of investment instructions relating to the Contracts, provided, however, that no party or any of its employees or agents will be liable to the other party for any indirect, special or consequential damages arising out of or in connection with the performance of any services pursuant to this Agreement.

     15. During the term of this Agreement and after its termination, the Insurance Companies agree that they will keep confidential and will not use confidential information obtained through this Agreement, which includes, without limitation, the names, addresses and telephone numbers of the Broker/Dealer's clients where the Insurance Companies did not have a pre-existing relationship with such client, for any purposes not contemplated by this agreement, nor will the Insurance Companies use such confidential information to solicit sales of goods or services (including without limitation life, annuity, and long-term care insurance), nor will the Insurance Companies disclose such confidential information to any other

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


          party without the Broker/Dealer's consent except as necessary to carry out the duties contemplated by this Agreement. The Insurance Companies will not attempt in any organized fashion to actively induce representatives of the Broker/Dealer to become independent agents of TSSI or the Insurance Companies. The Insurance Companies further agree that without prior approval of the Broker/Dealer it will not contact registered representatives of the Broker/Dealer except for the purposes of servicing their clients' Contracts or for providing wholesaling support for variable life insurance Contracts to be issued by the Insurance Companies.

     16. The Insurance Companies and the Broker/Dealer agree to cooperate fully with each other in the event of any material written customer complaints or regulatory investigations or proceedings relating to activities conducted pursuant to this Agreement. Each party shall promptly notify the other of any such complaint or investigation and shall consult with the other party prior to sending any written response with respect to any such complaint or investigation.

     17. All notices to the Insurance Companies relating to this agreement should be sent to the attention of The Travelers Insurance Companies, FS Legal Department, One Tower Square, Hartford, Connecticut 06183-2020. All notices to the Broker/Dealer or SBHU will be duly given if mailed or faxed to the address shown below to the attention of Jerald
          E. Hampton.

     18. No modification, amendment, supplement to or waiver of any provisions of the Agreement shall be binding upon the parties hereto unless made in writing and duly signed by both parties (except for a change in the Compensation Schedule or the addition of new products where permitted in the Agreement). A failure or delay of any party to exercise any option provided in the Agreement or to require at any time performance of any of the provisions of the Agreement shall in no way be construed as a waiver of such provision.

     19. Neither party may assign the Agreement and/or any of its rights and/or obligations thereunder to any entity that is not affiliated to the assigning party, without the other party's consent. The assigning party shall provide written notice of any such assignment. TSSI reserves the rights to designate, at its sole discretion, an alternative Principal Underwriter for the distribution of the Contracts covered by this Agreement. The designation will constitute substitution of parties to this Agreement with assumption of the rights and obligations created by this agreement as applicable.

     20. All rules and procedures established by the Insurance Companies must be reasonable, must not conflict with any statutes or governmental rules or

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          regulations, and must be communicated to the Broker/Dealer before the Broker/Dealer will be subject to them.

     21. Should any portion of the Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed insofar as is possible, as if such portion had never been contained therein.

     22. Unless otherwise directed by any regulatory authority or the Contract Owner, the Insurance Companies will only take instructions from the Broker/Dealer regarding changes in agent of record.

     23. The Broker/Dealer shall be entitled to receive any earned compensation generated regardless of any events occurring after the sale resulting in such compensation, including the termination of this Agreement, unless the Broker/Dealer ceases to be a registered Broker/Dealer or member of the NASD, or if the payment of such compensation would be prohibited by any applicable law or regulatory authority.

     24. The terms "Associated person," "Broker/Dealer," and "member as used herein shall be defined consistently with the definition of similar such terms as contained in Article I of the NASD By-Laws. This Agreement will be construed in accordance with the laws of the State of Connecticut.

     In reliance on the representations set forth and in consideration of the undertakings described, the parties represented below do hereby Contract and agree.


TOWER SQUARE SECURITIES,               SMITH BARNEY INC.
INC.                                   399 GREENWICH STREET
                                       NEW YORK, NEW YORK 10013

By                                     By
  --------------------------             --------------------------

Title                                  Title
     -----------------------                -----------------------

Date of Execution                      Date of Execution
                 -----------                            -----------

                                       Taxpayer I.D.
                                                    ---------------


SBHU LIFE AGENCY OF                    SBHU LIFE AGENCY OF
MASSACHUSETTS, INC.                    OHIO, INC.


By                                     By
  --------------------------             --------------------------



                                       8
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Title                                  Title
     -----------------------                -----------------------

Date of Execution                      Date of Execution
                 -----------                            -----------

Taxpayer I.D.                          Taxpayer I.D.
             ---------------                        ---------------


SHEARSON LEHMAN HUTTON                 SBHU LIFE AGENCY OF
INSURANCE BROKERS OF NEW               TEXAS, INC.
HAMPSHIRE, INC.


By                                     By
  --------------------------             --------------------------

Title                                  Title
     -----------------------                -----------------------

Date of Execution                      Date of Execution
                 -----------                            -----------

Taxpayer I.D.                          Taxpayer I.D.
             ---------------                        ---------------


SBS INSURANCE BROKERS                  SBHU LIFE AGENCY, INC. AND
OF NORTH DAKOTA, INC.                  OTHER COMPANIES IDENTIFIED ON
                                       EXHIBIT A

By                                     By
  --------------------------             --------------------------

Title                                  Title
     -----------------------                -----------------------

Date of Execution                      Date of Execution
                 -----------                            -----------

Taxpayer I.D.                          Taxpayer I.D.
             ---------------                        ---------------


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                                   EXHIBIT A
                                   ---------


                   SMITH BARNEY INC. INSURANCE SUBSIDIARIES



Robinson Humphrey Insurance Services of Alabama, Inc.

SBHU Life Agency of Arizona, Inc.

SBS Insurance Brokerage Agency of Arkansas, Inc.

Shearson Lehman Hutton Insurance Agency of Hawaii, Inc.

SBS Insurance Agency of Idaho, Inc.

SBHU Life Agency of Indiana, Inc.

SBS Insurance Brokers of Kentucky, Inc.

Smith Barney Harris Upham Life Agency, Inc.

SBS Insurance Agency of Maine, Inc.

SBHU Life Agency of Massachusetts, Inc.

SBS Insurance Agency of Nevada, Inc.

Shearson Lehman Hutton Insurance Brokers of New Hampshire, Inc.

SBS Insurance Brokers of North Dakota, Inc.

SBHU Life Agency of Ohio, Inc.

SBHU Life Agency of Oklahoma, Inc.

SBS Insurance Agency of South Dakota, Inc.

SBHU Life Agency of Texas, Inc.

SBHU Life Agency of Utah, Inc.

SBS Insurance Agency of Wyoming, Inc.



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